Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-287351, 333-279484 and 333-271548 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of The E.W. Scripps Company and the effectiveness of The E.W. Scripps Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 27, 2026